UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 10, 2020

FOCUS FINANCIAL PARTNERS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38604	47-4780811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Third Avenue, 28th Floor New York, NY 10022
(Address of principal executive offices) (Zip Code)
(646) 519-2456
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	FOCS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 10, 2020, Focus Financial Partners Inc. (the “Company”) notified the Nasdaq Global Select Market (“Nasdaq”) that, as a result of the acquisition of Duff & Phelps by a global investor consortium led by funds managed by Stone Point Capital (one of the Company's private equity investors) and Further Global, Noah Gottdiener (Chief Executive Officer of Duff & Phelps) will no longer serve on the audit and risk committee of the Board of Directors (the “Board”) of the Company (the “Audit Committee”). Therefore, the Company will be relying on the cure period provided by Nasdaq Listing Rule 5605(c)(4)(B) with respect to the requirement that the Audit Committee be comprised of at least three directors. This cure period will expire on October 6, 2020. Mr. Gottdiener will continue to serve as a member of the Board.

The Board has initiated a director search process and expects to have an additional Audit Committee member satisfying the requirements of the Nasdaq Listing Rules for Audit Committees prior to the expiration of the cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS FINANCIAL PARTNERS INC.

By:	/s/ J. Russell McGranahan
J. Russell McGranahan
General Counsel

Dated: April 10, 2020

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